UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 7.01          Regulation FD Disclosure

On June 15, 2016, Synthesis Energy Systems, Inc. (the “Company”) issued a press release announcing its entry into an investment and cooperation agreement with Shandong Dongying Hekou District Government and China Environment State Investment Co., Ltd.. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition, the Company has updated its investor presentation, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. A copy of the investor presentation is also available on the Company’s website as www.synthesisenergy.com.

Item 9.01         Financial Statements and Exhibits

Exhibits

*99.1    Press release dated June 15, 2016 related to the Hekou investment agreement.

*99.2    Corporate presentation – June 2016.

* = Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: June 15, 2016	/s/ DeLome Fair
DeLome Fair
Chief Executive Officer

Exhibit Index

*99.1           Press release dated June 15, 2016 related to the Hekou investment agreement.

*99.2           Corporate presentation – June 2016.

* = Furnished herewith